UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

BRAVO MULTINATIONAL INCORPORATED

(Name of small business in its charter)

Wyoming	000-53505	85-4068651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)

2020 General Booth Blvd., Suite 230

Virginia Beach, VA 23454

Registrant’s telephone number:

757-306-6090

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

Item 5.02-Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2023, the Board of Directors (“the Board”) of Bravo Multinational, Inc. (the “Company”) accepted the resignation of Mr. Merle Ferguson as the Company’s Chairman of the Board, Chief Executive Officer and President. The resignation will become effective ten days after the mailing by the Company of its Schedule 14f Information Statement notifying the shareholders of a change in control of the Company’s board of directors.

Mr. Ferguson’s resignation letter, attached as an exhibit to this filing, makes it clear that the resignation is not due to any disputes or disagreements with the Company or its advisors.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.  Not applicable.

(b) Pro forma financial information.  Not applicable.

(c) Shell registrant transactions.  Not applicable.

(d) Exhibits.

Number	Description
17.1+	Resignation letter as Chairman, CEO, and President - Mr. Merle Ferguson

+Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 12, 2023	BRAVO MULTINATIONAL INCORPORATED By: /s/Richard Kaiser Name: Richard Kaiser Title: Director/CFO